CLYDE BAILEY, P.C.
                  Certified Public Accountants
                       10924 Vance Jackson #404
                       San Antonio, Texas 78230
                       (210) 699-1287 (ofc.)
                       (888) 699-1287
                       (210) 691-2911 (fax)    Member:
www.clydecpa.com                               American Institute of CPA's
mailto: clyde@clydecpa.com                     Texas Society of CPA's





April 12, 2003


I consent to the use of my report dated April 12, 2003 in the Form 10SB12G on the financial statements of Crafty Admiral Entrprises Ltd., dated December 31, 2002, included herein and to the reference made to me.

/s/ Clyde Bailey